UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 8, 2021

KKR & Co. Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34820	26-0426107

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 Hudson Yards
New York, NY 10001
Telephone: (212) 750-8300
(Address, zip code, and telephone number, including
area code, of registrant’s principal executive office.)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock	KKR	New York Stock Exchange

6.00% Series C Mandatory Convertible Preferred Stock	KKR PR C	New York Stock Exchange

4.625% Subordinated Notes due 2061 of KKR Group Finance Co. IX LLC	KKRS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

On October 11, 2021, KKR & Co. Inc. (the “Company” and, together with its subsidiaries, “KKR”)  announced a leadership transition whereby Joseph Bae and Scott Nuttall have been appointed Co-Chief Executive Officers (“CEO”) of the Company, and Co-Founders Henry Kravis and George Roberts will remain actively involved as Executive Co-Chairmen of the Company’s Board of Directors.  In connection with the announcement, on October 8, 2021, the Company also entered into a reorganization agreement to undertake a series of changes to KKR’s corporate and governance structures, as described in more detail below.

Item 1.01	Entry into a Material Definitive Agreement.

On October 11, 2021, the Company announced a series of transactions that provide for: (i) a simplifying reorganization of KKR’s current corporate structure whereby all holders of common stock in the Company immediately prior to such reorganization and all holders of interests in KKR Holdings L.P. (“KKR Holdings”), which is an entity through which certain current and former KKR employees hold interests in KKR, immediately prior to such reorganization, will receive the same common stock in a new parent company of KKR (“New KKR Parent”), (ii) the future elimination of control of New KKR Parent by KKR Management LLP (“KKR Management”), an entity owned by senior KKR employees that is the sole holder of the Company’s controlling Series I Preferred Stock, by having all voting power vested in the common stock of New KKR Parent on a one vote per share basis on the Sunset Date (as defined below), which will be no later than December 31, 2026, (iii) also on the Sunset Date, the future acquisition of control by KKR of KKR Associates Holdings L.P. (“KKR Associates Holdings”), the entity providing for the allocation of carry proceeds to KKR employees, also known as the carry pool, (iv) the termination of KKR’s existing tax receivable agreement with KKR Holdings (the “Tax Receivable Agreement”) other than with respect to exchanges prior to the Final Exchange (as defined below), and (v) in the Holdings Merger (as defined below), the issuance to limited partners of KKR Holdings of 8.5 million shares (as adjusted for any stock splits or similar adjustments) of common stock of New KKR Parent (the “Reorganization Shares”), which will not be transferrable (except in the case of death or for estate planning purposes) prior to the Sunset Date.

The terms of these transactions are reflected in the Reorganization Agreement, dated as of October 8, 2021, by and among the Company, KKR Group Holdings Corp., KKR Group Partnership L.P. (“KKR Group Partnership”), KKR Holdings, KKR Holdings GP Limited, KKR Associates Holdings, KKR Associates Holdings GP Limited and KKR Management (the “Reorganization Agreement”), which has been approved by the Company’s Board of Directors, following the unanimous recommendation of its Conflicts Committee comprised solely of independent and disinterested directors.  Implementation of certain provisions of the Reorganization Agreement remains subject to regulatory approvals, and there can be no certainty of the consummation or the timing of the transactions contemplated by the Reorganization Agreement.

Set forth below is a more detailed description of the changes:

Future Governance Changes

Pursuant to the Reorganization Agreement, the certificate of incorporation of New KKR Parent will be amended on the Closing Date (as defined below) to provide on the Sunset Date for: (i) the elimination of the controlling Series I Preferred Stock, which had been structured to be held by KKR Management in perpetuity, and (ii) all common voting power becoming vested in New KKR Parent’s common stock on a one vote per share basis.

In addition, on the Sunset Date, KKR will acquire control of KKR Associates Holdings and decisions regarding the allocation of carry proceeds pursuant to the limited partnership agreement of KKR Associates Holdings.

The “Sunset Date” will be the earlier of (i) December 31, 2026 and (ii) the six-month anniversary of the first date on which the death or permanent disability of both of Messrs. Kravis and Roberts has occurred (or any earlier date consented to by KKR Management in its sole discretion). The Sunset Date will only occur if the merger transactions contemplated by the Reorganization Agreement are consummated on the Closing Date.

Messrs. Kravis and Roberts have agreed, subject to the consummation of the merger transactions contemplated by the Reorganization Agreement (the “Closing”) on the Closing Date, not to transfer their interest in KKR Management prior to the Sunset Date.  In the event the death or permanent disability of both of Messrs. Kravis and Roberts occurs prior to the Sunset Date, the Co-Chief Executive Officers or the sole Chief Executive Officer of the Company or its successor will control the voting power of the Series I Preferred Stock until the Sunset Date.

Current Structural Changes

Currently, KKR Holdings holds Class A partnership interests (“KKR Group Partnership Units”) in KKR Group Partnership, the sole intermediate holding company for KKR’s business. These KKR Group Partnership Units are generally exchangeable for shares of the Company’s common stock on a one-for-one basis. As of September 30, 2021, KKR Holdings owned 271.0 million KKR Group Partnership Units, representing a 31.7% interest in KKR’s business. KKR Holdings and the Company are also parties to the Tax Receivable Agreement, which requires KKR to pay to KKR Holdings or to its limited partners a portion of any cash tax savings realized by KKR resulting from their exchange of KKR Group Partnership Units for shares of the Company’s common stock.

The Reorganization Agreement provides that, on a date designated by KKR not to be later than (i) the later of (a) the first business day of the first fiscal quarter to commence after the date on which all applicable regulatory approvals have been received (the “Final Regulatory Approval Date”) and (b) if the Final Regulatory Approval Date is less than 10 business days prior to the first business day of such fiscal quarter, the first business day of the next calendar month which is at least 10 business days after the Final Regulatory Approval Date and (ii) the other conditions to the Pubco Merger (as defined below) and Holdings Merger have been satisfied (the “Closing Date”), currently anticipated to occur in 2022, New KKR Parent will become the new parent holding company for KKR’s business, with each holder of one share of the Company’s common stock and preferred stock immediately prior to such merger receiving one share of common stock or preferred stock of the same series, as applicable, of New KKR Parent, in a transaction structured as a merger pursuant to Section 251(g) of the Delaware General Corporation Law (the “Pubco Merger”).  The Pubco Merger is anticipated to be tax-free for U.S. holders of the Company’s common stock. Also on the Closing Date, a new subsidiary of New KKR Parent (“New Subsidiary”) will merge with and into KKR Holdings, resulting in KKR Holdings becoming a subsidiary of New KKR Parent (the “Holdings Merger”).  Upon consummation of the Holdings Merger, each limited partner in KKR Holdings immediately prior to such merger will receive one share of common stock of New KKR Parent in exchange for each KKR Group Partnership Unit described above (which shares are separate from the Reorganization Shares described in the final sentence of this paragraph). The total number of shares of common stock of New KKR Parent to be issued in the Holdings Merger (excluding the Reorganization Shares described in the next sentence) will be equivalent to the number of shares of the Company’s common stock issuable to limited partners in KKR Holdings upon exchange of KKR Group Partnership Units as of immediately prior to the Holdings Merger, and thus do not represent incremental dilution to KKR. In addition, in the Holdings Merger, each limited partner in KKR Holdings immediately prior to the Holdings Merger will receive on the Closing Date its proportionate share of the 8.5 million newly issued Reorganization Shares (as adjusted for any stock splits or similar adjustments), and the Reorganization Shares in general will not be transferrable until the Sunset Date.

The Reorganization Agreement further provides that following the consummation of the final exchange of KKR Group Partnership Units that occurs prior to the Closing Date (the “Final Exchange”), KKR Holdings, the Company and the other parties thereto shall terminate the Tax Receivable Agreement with respect to any exchanges of KKR Group Partnership Units following the Final Exchange; provided that, notwithstanding such termination of the Tax Receivable Agreement, all obligations of KKR to make payments arising under the Tax Receivable Agreement with respect to the Final Exchange and any exchanges completed prior thereto shall remain outstanding until fully paid.

Unvested and Unallocated KKR Holdings Units

In light of the Holdings Merger and the termination of the Tax Receivable Agreement, as described above, immediately prior to the Closing, the vesting of 500,000 outstanding units of KKR Holdings (“KKR Holdings Units”) held by each of Messrs. Kravis and Roberts and of 1,455,000 outstanding KKR Holdings Units held by each of Messrs. Bae and Nuttall, each of which are currently scheduled to vest on October 1, 2022, will be accelerated, and such Holdings Units will become vested and receive their allocable share of the common stock and Reorganization Shares in the Holdings Merger.  The customary one- and two-year transfer restrictions applicable to such KKR Holdings Units will continue to apply to the shares of New KKR Parent to be received in exchange therefor pursuant to the Reorganization Agreement until October 1, 2023 and October 1, 2024.  The 500,000 KKR Holdings Units held by each of Messrs. Kravis and Roberts are already considered fully vested given their age and years of service at KKR.  In the case of Messrs. Bae and Nuttall only, each of their 1,455,000 KKR Holdings Units (or shares of common stock of New KKR Parent received in respect thereof) will be subject to forfeiture if such executive is not employed by KKR on October 1, 2022 (except in the case of death or permanent disability).

Of the 3.3 million outstanding KKR Holdings Units that currently remain unallocated, KKR Holdings will allocate 1,150,000 KKR Holdings Units (or shares of common stock of New KKR Parent received in respect thereof) to each of Messrs. Bae and Nuttall, of which 30% will be subject to forfeiture if such executive is not employed by KKR on October 1, 2022 (except in the case of death or permanent disability).  These shares will be subject to customary one- and two-year transfer restrictions that will apply, as applicable, until October 1, 2023 and October 1, 2024.  Messrs. Kravis and Roberts are authorized to allocate the balance of any outstanding and unallocated KKR Holdings Units, in their sole discretion, to themselves or others, on such terms as they determine, prior to the Closing.

All of these KKR Holdings Units are already outstanding, and therefore their vesting and allocations as described under this “Unvested and Unallocated KKR Holdings Units” do not represent any incremental dilution to KKR.

The description of the Reorganization Agreement is qualified in its entirety by reference to the text of the Reorganization Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K. KKR Management, KKR Holdings and KKR Associates Holdings are all entities affiliated with and currently controlled by Messrs. Kravis and Roberts, and the current executive officers of the Company own a majority of the economic interests in KKR Holdings.

Item 1.02	Termination of a Material Definitive Agreement.

The information set forth above under Item 1.01 of this Current Report Form 8-K with respect to the termination of the Tax Receivable Agreement is hereby incorporated by reference into this Item 1.02. The description of the material terms and conditions of the Tax Receivable Agreement set forth in Item 13 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 (the “Annual Report”), filed by the Company on February 19, 2021, is hereby incorporated by reference into this Item 1.02.

Item 3.02	Unregistered Sale of Equity Securities.

The information set forth above under the heading “Current Structural Changes” under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Governance Changes

On October 11, 2021, the Company announced a leadership transition effective as of October 8, 2021 resulting in (i) the appointment of each of Messrs. Kravis and Roberts as Executive Co-Chairmen of the Company and (ii) the appointment of each of Messrs. Bae and Nuttall as Co-Chief Executive Officers of the Company. Each of Messrs. Kravis and Roberts previously served as a Co-Chairman and Co-Chief Executive Officer of the Company,

and each of Messrs. Bae and Nuttall previously served as a Co-President and Co-Chief Operating Officer of the Company. Each of Messrs. Kravis, Roberts, Bae and Nuttall will remain a director of the Company.

The information required to be disclosed pursuant to Items 401(b), (d) and (e) of Regulation S-K relating to each of such executive officers is described in Item 10 of the Annual Report, which disclosure is hereby incorporated by reference into this Item 5.02. Certain transactions between KKR and such officers required to be disclosed pursuant to Item 404(a) of Regulation S-K are described in Item 13 of the Annual Report, which disclosure is hereby incorporated by reference into this Item 5.02.

KKR Holdings Unit Allocations and Vestings

The information set forth above under the heading “Unvested and Unallocated KKR Holdings Units” under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 5.02.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On October 8, 2021, KKR Management, by a written consent as the sole holder of Series I Preferred Stock of the Company, approved (i) the appointment of each of Messrs. Bae and Nuttall as Co-Chief Executive Officers of the Company, (ii) the entry into the Reorganization Agreement and related transactions involving KKR, and (iii) the amendment of the certificate of incorporation of KKR on the Closing Date described under the heading “Future Governance Changes” under Item 1.01 of this Current Report on Form 8-K.

Item 7.01	Regulation FD Disclosure

Estimated Financial Impact

KKR’s reported segment results, including after-tax distributable earnings and book value per adjusted share, already assume that all units in KKR Holdings and other exchangeable securities have been exchanged for common stock of KKR & Co. Inc.

With respect to after-tax distributable earnings, the primary financial impact arising from the merger transactions contemplated by the Reorganization Agreement consists of the issuance of 8.5 million Reorganization Shares, which would have the effect of reducing KKR’s after-tax distributable earnings per adjusted share.  KKR estimates that the impact on after-tax distributable earnings per adjusted share would have been a decrease of approximately 1% for the six months ended June 30, 2021 had the 8.5 million Reorganization Shares been outstanding for that full period.

With respect to book value, the primary financial impact arising from the merger transactions contemplated by Reorganization Agreement consist of (i) the issuance of 8.5 million Reorganization Shares, which would have the effect of reducing KKR’s book value per adjusted share and (ii) the recognition of deferred tax liabilities relating to certain assets of KKR Group Partnership.  Had such transactions been completed on June 30, 2021, KKR estimates that the impact of these items on book value per adjusted share would have been a decrease of approximately 4% as of June 30, 2021.

Related Press Release

A copy of the press release announcing the leadership transition and reorganization transactions is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

As provided in General Instruction B.2 of Form 8-K, the information in this Item 7.01 and the exhibit furnished hereunder shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall they be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Forward-Looking Statements

Certain statements in this Current Report on Form 8-K (including Exhibit 99.1) constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements relate to expectations, estimates, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts, including but not limited to the statements with respect to: the consummation or the timing of the transactions contemplated by the Reorganization, the Pubco Merger and the Holdings Merger, the anticipated tax treatment of the Pubco Merger, the elimination of the Series I Preferred Stock and Series II Preferred Stock, the termination of the Tax Receivable Agreement, the acquisition of control of KKR Associates Holdings, changes to the voting rights of the common stock, the allocation of any remaining outstanding unallocated KKR Holdings Units, and the estimated financial impact arising from the merger transactions contemplated by the Reorganization Agreement with respect to after-tax distributable earnings and book value. The forward-looking statements are based on KKR’s beliefs, assumptions and expectations, taking into account all information currently available to it. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to KKR or are within its control. If a change occurs, KKR’s business, financial condition, liquidity and results of operations, outstanding shares of common stock, and capital structure may vary materially from those expressed in the forward-looking statements. The following factors, among others, could cause actual results to vary from the forward-looking statements: any delays or difficulties in receiving regulatory approvals; failure to complete the transactions contemplated by the Reorganization Agreement; distraction of management or other diversion of resources caused by the transactions contemplated by the Reorganization Agreement; the impact of the ongoing COVID-19 pandemic; whether KKR realizes all or any of the anticipated benefits from the transactions contemplated by the Reorganization Agreement and the timing of realizing such benefits; whether there are any increased or unforeseen costs associated with the transactions contemplated by the Reorganization Agreement; and any adverse change in tax law or regulatory requirements. All forward-looking statements speak only as of the date hereof. KKR does not undertake any obligation to update any forward-looking statements to reflect circumstances or events that occur after the date on which such statements were made except as required by law. Additional information about factors affecting KKR is available in the Annual Report, quarterly reports on Form 10-Q for subsequent quarters and other filings with the SEC, which are available at www.sec.gov.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

Exhibit 10.1
Reorganization Agreement, dated as of October 8, 2021, by and among KKR & Co. Inc., KKR Group Holdings Corp., KKR Group Partnership L.P., KKR Holdings L.P., KKR Holdings GP Limited, KKR Associates Holdings L.P., KKR Associates Holdings GP Limited and KKR Management LLP.

Exhibit 99.1	Press release of KKR & Co. Inc., dated October 11, 2021 (This exhibit is furnished and not filed).
Exhibit 104	Cover Page Interactive Data File, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KKR & CO. INC.

Date: October 12, 2021	By:	/s/ Christopher Lee
	Name:	Christopher Lee
	Title:	Assistant Secretary